EXHIBIT 10.29


                              EMPLOYMENT AGREEMENT
                                    Exhibit A


This Agreement made and entered into, effective May 28, 2004, by and between:

        Health Express U.S.A, Inc a Florida corporation ( the "Company"),

And

     Irwin Forman ("Employee"), an individual residing at 7581 NW 86th Tr. #104, Tamarac, Florida, 33321.

WHEREAS, the Employee is employed by and is a Manager of the Investor Relations Department of the Company; and

WHEREAS, the Company desires to continue to employ the Employee, and the Employee is willing to accept such employment, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Employment. The Company hereby employs the Employee as its Manager, on the terms hereinafter set forth, for a period of two (2) years from the date of this Agreement, and the Employee hereby accepts such employment.

2. Duties. The Employee will render services in such executive, supervisory, Management and general administrative capacities as the Board of Directors of the Company shall from time to time determine. Without limiting the foregoing, the Employee will act as a Manager of the Company and, in that capacity, will be responsible for overseeing the operations of the Investor Relations Department and will perform such duties, and exercise such authority, as are customarily exercised by such a Manager.

The main office of the Company, which is located at 1761 West Hillsboro Blvd., Suite 203, Deerfield Bch., Florida, will constitute the Employee's base of operations, and the Employee will not be required to render services on a permanent basis outside of that location. The Employee agrees, however, to render any required services away from the main office on a temporary basis and to travel wherever the Company may reasonably require. In connection with all such trips, the Employee will be advanced, or reimbursed for, all reasonable travel and living expenses; provided that he submits appropriate documentation for such expenses satisfactory to the Company.

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3.   Exclusivity.  The  Employee  will  devote  all of  their  working  time  to performing their duties under this Agreement, and during their employment with the company the Employee will not

     (i) act for their own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of their duties under this Agreement, or (ii) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company.

4.   Compensation.

     4.1 Compensation. The Company will provide the following compensation to the Employee during the term of this Agreement.

          (i) Two-year options for 100,000 restricted shares of common stock of the Company at prices per share as outlined below, subject to the terms of a stock option agreement attached as Exhibit B. The options shall be exercisable at prices and pursuant to a schedule as follows:

               (a) At any time during the first, and second year of employment, Employee may exercise up to One Hundred Thousand options at a price of $0.55 per share.

               These options shall be available only during the term of the Employee's employment with the Company. Should Employee's employment be terminated for any reason, whether at the instigation of Employee or the Company, the options shall terminate.

     4.2 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts, as the Company is required to deduct and withhold by law.

5. Expenses. The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing the obligations under this Agreement upon the Employee furnishing the company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditure without the Company's prior written approval.

6. Benefits. The Employee's compensation and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employees salary under Section 4.1 any payment received by the Employee under any disability insurance which the Company provides the Employee.

7. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

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8.   Uniqueness  of Services.  The  Employee  acknowledges  that their  services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee.

9.   Negative Covenants

     9.1 The Employee will not, during or after the term of this Agreement, disclose to any third person, or make use or take any personal advantage of, any confidential information or any trade secret of any kind or nature obtained by him during the term hereof or during their employment by the Company.

     9.2 To the full extent permitted by law, the Employee will not, for a period of one year following the termination of their employment with the Company.

          (i) attempt to cause any person, firm or corporation, who is a customer of or has contractual relationship with the Company at the time of the termination of their employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company.

          (ii) attempt to cause any employee of the Company to leave such employment;


          (iii)engage any person who was an employee of the Company at the time of the termination of their employment, or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may be thereafter become associated.

     9.3 The Employee acknowledges that the violation of any of the provisions of this Section 9 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law and, accordingly, agrees that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof.

10.  Governing Law; Remedies.

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     10.1 This  Agreement has been executed in the State of Florida and shall be governed by and construed in all respects in accordance with the law of the State of Florida.

     10.2 Expect as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Fort Lauderdale, Florida, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association, before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitrary award may be entered as a judgment or order in any court of competent jurisdiction.

     10.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief as provided in Sections 8 and 9.3 hereof and as any court may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and the Employee submit to the exclusive jurisdiction of the courts of the State of Florida located in the County of Broward, State of Florida, and each agrees not to raise, and hereby waives, any objection to or defense based on the venue of any such court or on forum non conveniens.

11. Severability of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

12. Waiver. No failure by either party to insist upon the strict performance of any term or condition of this Agreement, or to exercise any right or remedy available to it, will constitute a waiver of the same. No breach or default of any provision of this Agreement will be waived, altered or modified, and neither party may waive any of its rights, except by a written instrument executed by that party. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

13.  Miscellaneous.

     13.1 Only an instrument in writing signed by both the Company and the Employee may amend this Agreement.

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     13.2 This Agreement shall be binding upon the parties and their  respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company, or to any corporation succeeding to all or a substantial portion of the Company's business and assets; provided that the Company shall not be released from any of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Except as provided above, neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of its or their rights or obligations under this Agreement, and such transfer or assignment or attempt thereat without such consent shall be null and void.

     13.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

          (a) if to the Company: Health Express U.S.A., Inc. 1761 W. Hillsboro Blvd., suite 203 Deerfield Bch., FL 33442

          (b) if to the Employee: Irwin Forman 7581 NW 86 Tr. #104 Tamarac, FL 33321

          Notice will be deemed on receipt.

     13.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

          This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understanding between them.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     HEALTH EXPRESS U.S.A., INC.


     By:  /s/ Douglas Baker                             Date:  May 28, 2004
       -----------------------
       Douglas Baker, CEO


     By:  /s/ Irwin Forman                              Date:  May 28, 2004
       -----------------------
       Irwin Forman, Employee